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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

ASSISTED LIVING CONCEPTS, INC. ANNOUNCES EXPIRATION OF CONFIDENTIALITY AND TRADING RESTRICTION AGREEMENT WITH DEBENTURE HOLDER COMMITTEE; DISCLOSES CONFIDENTIAL INFORMATION PREVIOUSLY PROVIDED TO COMMITTEE MEMBERS; NO AGREEMENT REACHED ON DEBENTURE RESTRUCTURING

PORTLAND, OR, JULY 2, 2001 -- Assisted Living Concepts, Inc. (AMEX: ALF), a national provider of assisted living services ("ALC" or the "Company"), today announced that an unofficial committee of the holders of 64% of the outstanding principal amount of its two series of convertible subordinated debentures (the "Debentures") had not accepted a proposal concerning a restructuring of the Debentures that the Company first made to the committee's advisors on April 12, 2001, nor had the committee reached a consensus on any counteroffer. A confidentiality agreement and agreement to restrict trading of securities, dated May 24, 2001 (the "Confidentiality Agreement"), between the Company and the individual committee members, expired June 30, 2001. One member of the committee has refused to execute a proposed extension of that Confidentiality Agreement which would be necessary to allow discussions between the parties to continue without the public release of certain information provided to the committee that has not heretofore been available to the public. That committee member, Woodstead Associates LP, an affiliate of Smith Management LLC, has demanded that the Company honor its obligation under the expiring agreement to release such information and has advised the Company that it "desires to sell securities of the Company commencing Monday," July 2, 2001. Accordingly, the Company has filed a Report on Form 8-K with the Securities and Exchange Commission this morning more fully disclosing the materials previously provided to the committee. By virtue of this filing, all members of the committee may now decide that they are in a position to trade in the Company's securities.

The Company anticipates it will continue its negotiations with certain of the Debenture holders it believes to be key to a solution. There can, however, be no assurance that these negotiations will result in any agreement for a restructuring; any agreement reached between the Company and its Debenture holders would likely be implemented through a "pre-negotiated" plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code. If the Company is unable to implement such a pre-negotiated plan, the Company will still likely seek protection under Chapter 11 of the Bankruptcy Code.

This press release and statements made by or on behalf of Assisted Living Concepts relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by risks and uncertainties, including: the willingness of the members of the committee to agree to, and the willingness of the holders of a sufficient amount of the Debentures to agree to, a "pre-negotiated" plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code; prevailing and perceived economic conditions, both in general and with respect to the assisted living industry; factors that could affect the Company's performance, such as competition or regulatory restrictions; and other risks described in the Company's filings with the Securities and Exchange Commission. The inability of the Company to restructure its obligations (or any significant delay in effecting such restructuring) could have a material adverse affect upon the Company. The Company does not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT INFORMATION:

Wm. James Nicol, Chairman, President and Chief Executive Officer
(503) 252-6233

Drew Q. Miller, Senior Vice President, Chief Financial Officer and Treasurer
(503) 408-5293